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EXHIBIT 21

LIST OF THE SUBSIDIARIES OF THE COMPANY
(Jurisdiction of incorporation as noted in parenthesis)

The direct and indirect subsidiaries of Walter Industries, Inc. are:

1.
Blue Creek Coal Sales, Inc. (AL)

2.
Coast to Coast Advertising, Inc. (FL)

3.
Dixie Building Supplies, Inc. (FL)

4.
Hamer Properties, Inc. (WV)

5.
Jefferson Warrior Railroad Company, Inc. (AL)

6.
JWH Holding Company, LLC (DE)

a.
Best Insurors, Inc. (FL) (a subsidiary of JWH Holding Company, LLC)

b.
Cardem Insurance Co., Ltd. (Bermuda) (a subsidiary of JWH Holding Company, LLC)

c.
Walter Investment Reinsurance Co., Ltd. (Bermuda) (a subsidiary of JWH Holding Company, LLC)

d.
Walter Mortgage Company (DE) (a subsidiary of JWH Holding Company, LLC)

i.
Mid-State Trust IV (a business trust of which 100% of the beneficial interest in the trust is held by Walter Mortgage Company)

ii.
Mid-State Trust VI (a business trust of which 100% of the beneficial interest in the trust is held by Walter Mortgage Company)

iii.
Mid-State Trust VII (a business trust of which 100% of the beneficial interest in the trust is held by Walter Mortgage Company)

iv.
Mid-State Trust VIII (a business trust of which 100% of the beneficial interest in the trust is held by Walter Mortgage Company)

v.
Mid-State Trust IX (a business trust of which 100% of the beneficial interest in the trust is held by Walter Mortgage Company)

vi.
Mid-State Trust X (a statutory trust of which 100% of the beneficial interest in the trust is held by Walter Mortgage Company)

vii.
Mid-State Trust XI (a statutory trust of which 100% of the beneficial interest in the trust is held by Walter Mortgage Company)

viii.
Mid-State Capital, LLC (DE) (a subsidiary of Walter Mortgage Company)

1.
Mid-State Capital Corporation 2004-1 Trust (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Capital, LLC)

2.
Mid-State Capital Corporation 2005-1 Trust (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Capital, LLC)

3.
Mid-State Capital Corporation 2006-1 Trust (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Capital, LLC)

7.
Jim Walter Homes, LLC (FL)

  i.
  Crestline of NC, LLC (NC) (a subsidiary of Jim Walter Homes, LLC)

  ii.
  Dream Homes, LLC (TX) (subsidiary of Jim Walter Homes, LLC.)

  iii.
  Dream Homes USA, Inc. (TX) (a subsidiary of Jim Walter Homes, LLC)

    iv.
    Jim Walter Homes Finance, L.L.C. (a subsidiary of Jim Walter Homes, LLC)

    v.
    Jim Walter Homes of Arkansas, Inc. (AR) (a subsidiary of Jim Walter Homes, LLC)

    vi.
    Jim Walter Homes of Tennessee, Inc. (DE) (a subsidiary of Jim Walter Homes, LLC)

    vii.
    Neatherlin Homes, LLC (TX) (a subsidiary of Jim Walter Homes, LLC)

    viii.
    Walter Home Improvement, Inc. (FL) (a subsidiary of Jim Walter Homes, LLC)

8.
J.W.I. Holdings Corporation (DE)

a.
J.W. Walter, Inc. (DE) (a subsidiary of J.W.I. Holdings Corporation)

9.
Jim Walter Resources, Inc. (AL)

a.
Black Warrior Transmission Corp. (AL) (50% interest owned by Jim Walter Resources, Inc.)

b.
Black Warrior Methane Corp. (AL) (50% interest owned by Jim Walter Resources, Inc.)

10.
Land Holdings Corporation (DE)

a.
Walter Land Company (DE) (a subsidiary of Land Holdings Corporation)

11.
Sloss Industries Corporation (DE)

12.
SP Machine Inc. (DE)

13.
United Land Corporation (DE)

a.
Taft Coal Sales & Associates, Inc. (AL) (a subsidiary of United Land)

i.
Clearwater Energy, Inc. (AL) (a subsidiary of Taft Coal Sales & Associates, Inc.)

b.
Tuscaloosa Resources, Inc. (AL) (a subsidiary of United Land)

c.
Kodiak Mining Company, LLC (DE) (51% owned by United Land Corporation)

14.
V Manufacturing Company (DE)

        The names of particular subsidiaries may have been omitted if the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2008.

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  EXHIBIT 21